Exhibit 99.13

CONTROLS AND PROCEDURES1

Dominion Gas maintains a set of disclosure controls and procedures designed to ensure that information required to be disclosed by Dominion Gas in reports that it files or submits under the Securities Exchange Act of 1934, as amended, is recorded, processed, summarized and reported within the time periods specified in Securities and Exchange Commission rules and forms. The design of any disclosure controls and procedures is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute, assurance of achieving the desired control objectives.

Senior management, including Dominion Gas’ CEO and CFO, evaluated the effectiveness of Dominion Gas’ disclosure controls and procedures as of the end of the period covered by the Audited Consolidated Financial Statements contained in Exhibit 99.11(b) to the Report and as of the end of the period covered by the Unaudited Consolidated Financial Statements contained in Exhibit 99.11(c). Based on this evaluation process, Dominion Gas’ CEO and CFO have concluded that Dominion Gas’ disclosure controls and procedures are effective. There were no changes in Dominion Gas’ internal control over financial reporting that occurred during the last fiscal quarter that have materially affected, or are reasonably likely to materially affect, Dominion Gas’ internal control over financial reporting.

[1]	This exhibit is a part of the Form 8-K filed on June 26, 2014 (the “Report”) by Dominion Gas Holdings, LLC, and makes reference to other exhibits filed with the Report. For purposes of the Report and exhibits, unless we have indicated otherwise or the context otherwise requires, references to “Dominion Gas,” the “Company,” “we,” “our,” “us” or like terms refer to Dominion Gas Holdings, LLC and its subsidiaries and references to “Dominion” refer to Dominion Resources, Inc. and its subsidiaries.